Exhibit 10.4

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Agreement”) is made and entered into as of September 8, 2006, by and among Elliott Associates, L.P., a Delaware limited partnership (“EALP”), Elliott International, L.P., a Cayman Islands limited partnership (together with EALP, “Sellers”), Geokinetics Inc., a Delaware corporation (“GEOK”), and Zions First National Bank, a national bank with a Corporate Trust office in Houston, Harris County, Texas (the “Bank”). GEOK, Sellers and the Bank shall sometimes be referred to herein collectively as the “Parties” and individually as a “Party”. The term “Other Parties” shall herein mean GEOK and Sellers, collectively.

WITNESSETH:

WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of September 8, 2006 by and among GEOK and Sellers (the “Purchase Agreement”), GEOK has agreed to purchase 100% of the issued and outstanding capital stock of Grant Geophysical, Inc. (the “Grant Stock”) from Sellers and Sellers have agreed to sell the Grant Stock to GEOK (the “Transaction”); and

WHEREAS, pursuant to Section 2.2(b) of the Purchase Agreement, GEOK is required to deposit $5,000,000.00 into an escrow account, subject to the terms and conditions set forth herein and therein; and

WHEREAS, GEOK and Sellers have requested the Bank to act in the capacity of escrow agent under this Agreement, and the Bank, subject to the terms and conditions hereof, has agreed so to do.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1.                                       Definitions.  All capitalized terms not defined herein and defined in the Purchase Agreement shall have the meanings attributed to them in the Purchase Agreement.  All references in this Agreement to the Purchase Agreement or any other agreement are for the convenience of the Other Parties, and Escrow Agent (as defined in Section 2 hereof) shall have no duties or obligations with respect thereto.

2.                                       Appointment of Escrow Agent.  Each of GEOK and Sellers hereby appoints the Bank as the escrow agent under this Agreement (the Bank in such capacity, “Escrow Agent”), and Escrow Agent hereby accepts such appointment.

3.                                       Deposit.  Upon execution of this Agreement, GEOK shall deliver or cause to be delivered by wire transfer to Escrow Agent at Escrow Agent’s designated account set forth in Schedule “A”, the sum of $5,000,000.00 in cash in immediately available funds (as may from time to time increase or decrease as a result of the investment and reinvestment thereof and as may be reduced by charges thereto and payments and setoffs therefrom to compensate or reimburse Escrow Agent for amounts owing to it pursuant hereto, the “Deposit”) to be held by

Escrow Agent in accordance with the terms hereof for the purpose of providing a source of funds for the indemnification of GEOK pursuant to Article VIII of the Purchase Agreement.  Subject to and in accordance with the terms and conditions hereof, Escrow Agent agrees that it shall receive, hold in escrow, invest and reinvest and release or distribute the Deposit.  It is hereby expressly stipulated and agreed that all interest and other earnings on the Deposit shall become a part of the Deposit for all purposes, and that all losses resulting from the investment or reinvestment thereof from time to time and all amounts charged thereto to compensate or reimburse Escrow Agent from time to time for amounts owing to it hereunder shall from the time of such loss or charge no longer constitute part of the Deposit.

4.                                       Investment of the Deposit.  Escrow Agent shall invest and reinvest the Deposit in U.S. government Treasury bills, U.S. government guaranteed securities or Aim STIT Prime Portfolio — Private Class (the “Default Investments”) unless and until directed jointly in writing by the Other Parties to invest in other securities (the “Other Investments”). If at the time the Other Investments expire and the Other Parties have not provided joint written instruction as to reinvestment, Escrow Agent shall reinvest the Deposit or any portion thereof (applicable to the foregoing) in the Default Investments. Such written instructions with respect to Other Investments referred to in the foregoing sentence shall specify the type and identity of the investments to be purchased and/or sold and shall also include the name of the broker-dealer, if any, which the Other Parties jointly direct Escrow Agent to use in respect of such investment, any particular settlement procedures required, if any (which settlement procedures shall be consistent with industry standards and practices), and such other information as Escrow Agent may require. Escrow Agent shall not be liable for failure to invest or reinvest funds absent sufficient written direction. Unless Escrow Agent is otherwise directed in such written instructions, Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with Escrow Agent or any of its affiliates. The Escrow Agent or any of its affiliates may receive usual and customary compensation with respect to any investment directed hereunder. It is expressly agreed and understood by the Other Parties that Escrow Agent shall not in any way whatsoever be liable for losses on any investments, reinvestments or liquidations made pursuant to this Agreement and in accordance with this Section 4, other than as a result of bad faith, willful misconduct or gross negligence.

Receipt, investment and reinvestment of the Deposit shall be confirmed by Escrow Agent as soon as practicable by account statement to each of the Other Parties, and any discrepancies in any such account statement shall be noted by the Other Parties to Escrow Agent within 30 calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety. For purposes of this paragraph, each account statement shall be deemed to have been received by the Party to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) three (3) “Business Days” (hereinafter defined) after the deposit thereof in the United States mail, postage prepaid. For the purposes of this Agreement, the term “Business Day” shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in Houston, Texas.

5.                                       Disbursement of Deposit Pursuant to Purchase Agreement.

(a)                                  Escrow Agent shall make disbursements of the Deposit in accordance with the terms of this Agreement as follows:

(i)                                     GEOK shall submit written claims (each a “Claim,” and collectively, the “Claims”) to Escrow Agent prior to 5:00 p.m. Houston, Texas time on April 8, 2008 (the “Claims Submission Deadline”) containing the following information and/or statements:

(1)                                  that GEOK is entitled to indemnification pursuant to the Purchase Agreement described in this Agreement;

(2)                                  a brief description in reasonable detail of the facts, circumstances or events giving rise to GEOK’s Claim, including, without limitation, the identity and address of any third party claimant and copies of any formal demand and complaint, if applicable;

(3)                                  the liquidated amount of GEOK’s Claim, or if not liquidated, GEOK’s good faith estimate of the reasonably foreseeable maximum amount of GEOK’s Claim; and

(4)                                  that a copy of the Claim has been delivered by GEOK to Sellers and the date of such delivery.

(ii)                                  Escrow Agent shall notify Sellers of Escrow Agent’s receipt of such Claim and the date of such receipt.

(iii)                               Sellers shall deliver to Escrow Agent a written objection notice (“Objection Notice”) by 5:00 p.m. Houston, Texas time within thirty (30) days after Escrow Agent’s receipt of such Claim (the “Objection Submission Deadline”) if Sellers objects to all or any part of such Claim, containing the following information and/or statements:

(1)                                  that Sellers dispute or object to the Claim;

(2)                                  the circumstances giving rise to Sellers’ Objection Notice;

(3)                                  the amount, if any, of such Claim which is not disputed by Sellers; and

(4)                                  that a copy of the Objection Notice has been delivered by Sellers to GEOK and the date of such delivery.

(iv)                              GEOK and Grant Geophysical, Inc. and its subsidiaries shall provide Sellers with reasonable access to its premises, books and records during such entity’s regular business hours and shall furnish such information as Sellers shall reasonably request from time to time, in each case to the extent reasonably necessary in connection with the verification of a Claim.

(v)                                 Escrow Agent shall notify GEOK of Escrow Agent’s receipt of such Objection Notice and the date of such receipt.

(vi)                              Sellers shall deliver to Escrow Agent a written consent (a “Consent”) before the Objection Submission Deadline if Sellers consent to the payment of the Claim.

(vii)                           Escrow Agent shall notify GEOK of Escrow Agent’s receipt of a Consent and the date of such receipt.

(viii)                        If Escrow Agent receives either an Objection Notice agreeing to a portion of a Claim or a Consent with respect to a Claim, regardless of whether such Objection Notice or Consent was received by Escrow Agent before the expiration of the Objection Submission Deadline relating thereto, Escrow Agent shall disburse the undisputed amount of the Claim to GEOK to the extent of any remaining Deposit then available.

(ix)                                If no Claim is delivered to Escrow Agent prior to the Claims Submission Deadline, or if a Claim or Claims have been delivered to Escrow Agent prior to the Claims Submission Deadline and Escrow Agent has disbursed amounts from the Deposit to GEOK to pay each such Claim, Escrow Agent shall disburse all of the remaining Deposit to Sellers on the first Business Day after the Claims Submission Deadline.  If a Claim or Claims have been delivered to Escrow Agent prior to the Claims Submission Deadline and Escrow Agent has not disbursed amounts from the Deposit to GEOK to pay each such Claim(s), Escrow Agent shall disburse any of the remaining Deposit to the extent that such amount exceeds the amount of the Claim or Claims pending as of the Claims Submission Deadline.  Promptly following the Claims Submission Deadline, GEOK shall submit a written instruction authorizing the Escrow Agent to make the disbursement contemplated by the preceding sentence.  To the extent any amount of the Deposit remains after the Claims Submission Deadline with respect to any pending Claim or Claims, promptly following the resolution of such Claim or Claims, GEOK shall submit a written instruction authorizing the Escrow Agent to disburse the amount of such remaining Deposit, if any, to Sellers.

(x)                                   In the event Escrow Agent does not receive an Objection Notice for a Claim before the expiration of the Objection Submission Deadline relating to such Claim, unless and until a Consent for such Claim is received by Escrow Agent, whether before or after the Objection Submission Deadline for such Claim, or an Objection Notice partially consenting to such Claim is subsequently received after the Objection Submission Deadline for such Claim, such Claim shall be deemed rejected by Sellers.

(xi)                                Notwithstanding any provision hereof to the contrary, Escrow Agent shall not disburse all or any portion of the Deposit to GEOK with respect to any Claim until Escrow Agent receives one of the following for such Claim:

(1)                                  a written Objection Notice or other written notice from Sellers consenting to the payment of a portion of such Claim, in which case Escrow Agent shall disburse (to the extent of any remaining Deposit) to GEOK the amount of such undisputed portion of such Claim only; or

(2)                                  a written Consent or other written notice from Sellers consenting to the payment of such Claim in full, in which case Escrow Agent shall disburse (to the extent of any remaining Deposit) to GEOK the amount of such Claim; or

(3)                                  a copy of a final decision of a court or arbitrator (together with a written opinion of legal counsel to Sellers that such decision is final and non-appealable and was rendered by a court or arbitrator having competent jurisdiction or authority, as applicable), in which case Escrow Agent shall disburse the Deposit (to the extent of any remaining Deposit) in accordance with such final decision.

6.                                       Disbursement of Deposit Generally.  Notwithstanding the terms of this Agreement, the Escrow Agent is entitled to disburse the Deposit at any time as follows:

(a)                                  To Escrow Agent as and to the extent expressly permitted by this Agreement;

(b)                                 Into the registry of the court in accordance with Sections 10 or 18; or

(c)                                  Upon receipt by Escrow Agent of a certified copy of a final, nonappealable judgment, order or decree of a court of competent jurisdiction awarding all or any portion of the Deposit to or between GEOK and Sellers, the Deposit (or the portion thereof subject to such award) shall be disbursed in accordance with such judgment, order or decree.

Notwithstanding anything contained herein or elsewhere to the contrary, the Other Parties hereby expressly agree that Escrow Agent shall be entitled to charge the Deposit for, and pay and set-off from the Deposit, any and all amounts, if any, then owing to Escrow Agent pursuant to this Agreement prior to the disbursement of the Deposit in accordance with this Section 6.

7.                                       Tax Matters.  Each of the Other Parties shall provide Escrow Agent with its taxpayer identification number documented by an appropriate Form W8 or Form W9 upon execution of this Agreement.  Failure to so provide such forms may prevent or delay disbursements from the Deposit and may also result in the assessment of a penalty and Escrow Agent’s being required to withhold tax on any interest or other income earned on the Deposit. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

8.                                       Scope of Undertaking.  Escrow Agent’s duties and responsibilities in connection with this Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Agreement.   Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Agreement and shall have no duty to inquire beyond the terms and provisions hereof. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement or the Deposit and shall not be required to deliver the Deposit or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest, reinvest and deliver the Deposit as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the Parties that Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to GEOK and Sellers or any of them.   Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 9 hereinbelow, its own bad faith, willful misconduct or gross negligence.  Except in the case of Escrow Agent’s bad faith, willful misconduct or gross negligence, it is the intention of the Parties that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties in the exercise of any of its rights and powers hereunder.

9.                                       Reliance; Liability.  Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the proper party or parties.  Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Deposit pursuant to this Agreement; provided, however, that in no event shall Escrow Agent be liable for any lost profits, lost savings, or other special exemplary, consequential or incidental damages in excess of Escrow Agent’s fee hereunder and provided, further, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act; failure or neglect of any Other Party or any agent or correspondent or any other person selected by Escrow Agent; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers over the parties hereto. Escrow Agent is not responsible or liable to any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Agreement, the form or execution hereof or for the identity or authority of any person executing this Agreement or any part hereof or depositing the Deposit.

10.                                 Right of Interpleader.  Should any controversy arise involving the Parties or any of them or any other person, firm or entity with respect to this Agreement, the Deposit or an Objection Notice, or should a substitute escrow agent fail to be designated as provided in Section 18 hereof, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Deposit until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the Parties.  In the event Escrow Agent is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration provided that in such circumstances, Escrow Agent shall institute a petition for interpleader.  Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Agreement or the Deposit (other than in the case of Escrow Agent’s bad faith, willful misconduct or gross negligence), the Other Parties hereby jointly and severally agree to reimburse Escrow Agent for its attorneys’ fees and any and all other expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder.

11.                                 Indemnification.  GEOK and Sellers hereby jointly and severally agree to indemnify and defend Escrow Agent, its officers, directors, partners, employees and agents (each herein called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all expenses, including, but not limited to, fees and expenses of outside counsel, court costs, costs, damages and claims, costs of investigation, litigation and arbitration, tax liability (other than for income taxes on fees earned hereunder) and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of (i) the execution, delivery or performance of this Agreement or (ii) the compliance or attempted compliance by any Indemnified Party with any instruction or direction upon which Escrow Agent is authorized to rely under this Agreement, except to the extent that any such expense, costs, damages or liability may result from the bad faith, willful misconduct or gross negligence of such Indemnified Party.  IT IS THE EXPRESS INTENT OF EACH OF GEOK AND SELLERS TO INDEMNIFY EACH OF THE INDEMNIFIED PARTIES FOR, AND HOLD THEM HARMLESS AGAINST, THEIR OWN NEGLIGENT ACTS OR OMISSIONS EXCEPT FOR SUCH ACTS OR OMISSIONS AS MAY RESULT FROM THE BAD FAITH, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUCH INDEMNIFIED PARTY.

12.                                 Compensation and Reimbursement of Expenses.  Each of GEOK and Sellers agree to bear and pay to Escrow Agent for its services hereunder 50% of all fees in accordance with Escrow Agent’s fee schedule attached hereto as Exhibit A and made a part hereof for all purposes and all customary expenses incurred by Escrow Agent in connection with the performance of its duties hereunder and otherwise in connection with the preparation, operation and administration of this Agreement in the ordinary course, including without limitation, attorneys’ fees, brokerage costs and related expenses incurred by Escrow Agent (collectively, “Ordinary Fees and Expenses”); provided that if Escrow Agent engages legal counsel or exercises its rights under Section 10 or Section 11, then each of the Other Parties shall be jointly and severally obligated to pay the fees and expenses associated with such engagement or exercise of such rights.  In the event either GEOK or Sellers for any reason fails to pay any Ordinary Fees and Expenses as and when the same are due, such unpaid fees and expenses shall be charged to and set-off and paid from the Deposit by Escrow Agent without any further notice.  If, pursuant to the immediately preceding sentence hereof, either GEOK or Sellers bears, through a charge to or set-off against the Deposit, such fees and expenses, the Party failing to pay its portion of the Ordinary Fees and Expenses shall reimburse the other Party for the amount paid within thirty (30) calendar days following written demand therefor.

13.                                 Lien.  Each of GEOK and Sellers hereby grants to Escrow Agent a lien upon, and security interest in, all its right, title and interest in and to all of the Deposit as security for the payment and performance of its obligations owing to Escrow Agent hereunder, including, without limitation, its obligations of payment, indemnity and reimbursement provided for hereunder, which lien and security interest may be enforced by Escrow Agent after written notice by charging and setting-off against, and paying from, the Deposit any and all amounts then owing to it pursuant to this Agreement or by appropriate foreclosure proceedings.

14.                                 Funds Transfer.  In the event funds transfer instructions are given (other than in writing at the time of execution of the Agreement), whether in writing, by fax, or otherwise, Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit B hereto, and Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. If Escrow Agent is unable to contact any of the authorized representatives identified in Exhibit B, Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of your executive officers (each an “Executive Officer”), which shall include the President and Vice President, as Escrow Agent may select. Such “Executive Officer” shall deliver to Escrow Agent a fully executed Incumbency Certificate, and Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by Escrow Agent. The Parties acknowledge that such security procedure is commercially reasonable.

It is understood that Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by either of the Other Parties hereto to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank, designated.

15.                                 Notices.  Any notice or other communication required or permitted to be given under this Agreement by any Party to any other Party shall be considered as properly given if in writing and (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid or (c) sent by fax machine, in each case to the address or fax number, as the case may be, set forth below:

If to Escrow Agent:

Zions First National Bank – Corporate Trust

c/o Amegy Bank N. A.

1801 Main Street, Suite 800

Houston, Texas 77002

Attention: Riley Salyer

Fax No.: (713) 561-0123

Telephone No.: (713) 232-6023

If to Sellers:

Elliott Associates, L.P.

Elliott International, L.P.

Cleveland House

33 King Street

London, SW1Y 6RJ (UK) Limited

Attention: Jon Pollock, Senior Portfolio Manager

Fax No.: 011-44-788-183-6662

Telephone No.: 011 -44-207-518-1806

With a copy to:

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana St., 44th Floor

Houston, TX 77002-5200

Attention: James L. Rice III

Fax No.: (713) 236-0822

Telephone No.: (713) 220-8116

If to GEOK:

Geokinetics Inc.

One Riverway, Suite 2100

Houston, TX 77056

Attention: David A. Johnson, President & CEO

Fax No.: (713) 850-7330

Telephone No.: (713) 850-7600

With a copy to:

Chamberlain, Hrdlicka, White, Williams & Martin

1200 Smith Street, Suite 1400

Houston, TX 77002

Attention: James J. Spring, III

Fax No.: (713) 658-2553

Telephone No.: (713) 658-2572

Except to the extent otherwise provided in the second paragraph of Section 4 hereinabove, delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the Party or Parties to whom such communication is directed. Any Party may change the address to which communications hereunder are to be directed by giving written notice to the other Party or Parties in the manner provided in this section. All signatures of the Parties may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such Party whose signature it reproduces, and will be binding upon such Party.

16.                                 Consultation with Legal Counsel.  Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

17.                                 Choice of Laws; Cumulative Rights.  This Agreement shall be construed under, and governed by, the laws of the State of Texas, excluding, however its choice of law rules. All of Escrow Agent’s rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise. The Parties agree that the forum for resolution of any dispute arising under this Agreement shall be Harris County, Texas, and each of GEOK and Sellers hereby consents, and submits itself, to the jurisdiction of any state or federal court sitting in Harris County, Texas.

18.                                 Resignation.  Escrow Agent may resign hereunder upon twenty (20) Business Days’ prior notice to the Other Parties.   Upon the effective date of such resignation, Escrow Agent shall deliver the Deposit to any substitute escrow agent designated jointly by the Other Parties in writing.  If the Other Parties fail jointly to designate a substitute escrow agent within fifteen (15) Business Days after the giving of such notice, Escrow Agent may institute a petition for interpleader. Escrow Agent’s sole responsibility after such notice period expires shall be to hold the Deposit (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final, nonappealable judgment, order or decree of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate. The Escrow Agent shall, if requested in writing by GEOK and Sellers, execute such agreements, assignments and other documents (in form and substance reasonably acceptable to Escrow Agent) as shall be necessary to transfer to the substitute escrow agent all duties and obligations of Escrow Agent under this Agreement and in the investments made pursuant to this Agreement.

19.                                 Assignment.  This Agreement shall not be assigned by any Party without the prior written consent of the other Parties (including, without limitation and for the avoidance of doubt, Escrow Agent) hereto (the assigns of any Party for which such requisite consent is received being hereinafter referred to collectively as “Permitted Assigns”).

20.                                 Severability.  If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

21.                                 Termination.  This Agreement shall terminate upon the disbursement, in accordance with Sections 5, 6 or 18 hereof, of the Deposit in full; provided, however, that in the event all fees, expenses, costs and other amounts required to be paid to Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 12 hereof shall survive the termination hereof and, provided further, that the last two sentences of Section 10 hereof and the provisions of Section 11 hereof shall, in any event, survive the termination hereof.

22.                                 General.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement and any affidavit, certificate, instrument, agreement, written instructions or other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.   Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders.

The terms and provisions of this Agreement constitute the entire agreement among the Parties in respect of the subject matter hereof (except for the Purchase Agreement as between the Other Parties), and neither of GEOK or Sellers nor Escrow Agent has relied on any representations or agreements of the other, except as specifically set forth in this Agreement.  This Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by all the Parties. This Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers and Permitted Assigns.  This Agreement is for the sole and exclusive benefit of GEOK, Sellers and Escrow Agent, and nothing in this Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights remedies or any other type or types of benefits.

23.                                 Dispute Expenses.  In the event of a dispute between GEOK and Sellers with respect to the distribution of the Deposit, the prevailing party shall be entitled to be reimbursed by the other party for all reasonable costs, including attorneys fees, incurred as a result of such dispute.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

Tax Certification:  Taxpayer ID#:

NOTE:  The following certification shall be used by and for a U.S. resident only.  Non-residents must use and provide Form W8-BEN

Customer is a (check one):

☐ Corporation	☐ Municipality	☒ Partnership	☐ Non-profit or Charitable Org
☐ Individual	☐ REMIC	☐ Trust	☐ Other

Under the penalties of perjury, the undersigned certifies that:

(1)             the entity is organized under the laws of the United States

(2)             the number shown above is its correct Taxpayer Identification Number (or it is wailing for a number to be issued to it); and

(3)             it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

ELLIOTT ASSOCIATES, L.P.

	By:	Elliott Capital Advisors, L.P., as General Partner
		By:	Braxton Associates, Inc., as General Partner

			By:	/s/ Elliot Greenberg
Elliot Greenberg, Vice President

Non-U.S. resident - see Form W8-BEN

ELLIOTT INTERNATIONAL, L.P.

By:	Elliott International Capital Advisors, L.P.,
as Attorney-in-Fact

	By:	/s/ Elliot Greenberg
Elliot Greenberg, Vice President

Tax Certification:  Taxpayer ID#:

NOTE:  The following certification shall be used by and for a U.S. resident only.  Non-residents must use and provide Form W8-BEN

Customer is a (check one):

☒Corporation	☐Municipality	☐Partnership	☐Non-profit or Charitable Org
☐Individual	☐REMIC	☐Trust	☐Other

Under the penalties of perjury, the undersigned certifies that:

(1)             the entity is organized under the laws of the United States

(2)             the number shown above is its correct Taxpayer Identification Number (or it is wailing for a number to be issued to it); and

(3)             it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

GEOKINETICS INC.

By:	/s/ David A. Johnson
Name: David A. Johnson
Title: President

ZIONS FIRST NATIONAL BANK,
as Escrow Agent

By:	/s/ Riley A. Salyer
Name:	Riley A. Salyer
Title:	Vice President

EXHIBIT A

ZIONS FIRST NATIONAL BANK.
Escrow Fee Schedule

RE: Elliott / Geokinetics Purchase Agreement Escrow

$3,000.00 - annual fee

$25 per disbursement over 20 per annum

EXHIBIT B

Account Name:  Elliott / Geokinetics Purchase Agreement Escrow

Account Number:

Certificate of
Authorized Persons

The following persons are authorized to direct Escrow Agent regarding any transactions to this Agreement including, but not, limited to, investment and/or disbursement of the Deposit.

“Sellers”

Name: Jon Pollock	Signature

Name: Elliot Greenberg	Signature

“GEOK”

Name: David A. Johnson	Signature

Name: Chin Yu	Signature